UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

FMC CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FMC Corporation

William G. Walter

Chairman, President and

Chief Executive Officer

March 22, 2005

Dear Stockholder:

It is my pleasure to invite you to attend FMC’s 2005 Annual Meeting of Stockholders. The meeting will be held on Tuesday, April 26, 2005 at 2:00 p.m. local time at the Top Of The Tower, 1717 Arch Street, 50th Floor, Philadelphia, Pennsylvania. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting.

During the meeting, I will report to you on the Company’s earnings, results and other achievements during 2004 and on our outlook for 2005. We welcome this opportunity to have a dialogue with our stockholders and look forward to your comments and questions.

If you are a stockholder of record who plans to attend the meeting, please mark the appropriate box on your proxy card. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notification to the Company’s Investor Relations Department, 1735 Market Street, Philadelphia, Pennsylvania 19103, and enclose evidence of your ownership, such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement. The names of all stockholders planning to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible; or if you prefer, follow the instructions on the enclosed proxy card for voting by Internet or by telephone. This will not prevent you from voting your shares in person at the meeting, if you hold your shares directly or through a bank or broker.

I look forward to seeing you on April 26th.

Sincerely,

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 26, 2005

2:00 p.m.

Top of the Tower

Fiftieth Floor

1717 Arch Street

Philadelphia, Pennsylvania 19103

March 22, 2005

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of FMC Corporation. We will hold the meeting at the time and place noted above. At the meeting, we will ask you to:

•	Re-elect two directors, Edward J. Mooney and Enrique J. Sosa and elect one new director, Mark P. Frissora, who was elected by the Board of Directors in January 2004 to fill a vacancy in Class I, each for a term of three years

•	Ratify the appointment of KPMG LLP as our independent registered public accountant for 2005

•	Vote on any other business properly brought before the meeting

MANAGEMENT RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

Your vote is important. To be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting; or if you prefer, please follow the instructions on the enclosed proxy card for voting by Internet or by telephone whether or not you plan to attend the meeting in person.

By order of the Board of Directors,

Andrea E. Utecht
Vice President, General Counsel and Secretary

I. Information About Voting
II. The Proposals To Be Voted On
■ Election of Directors
■ Nominees for Director
■ Ratification of Appointment of Independent Registered Public Accountant
III. Board of Directors
■ Nominees for Director
■ Directors Continuing in Office
IV. Information About the Board of Directors and Corporate Governance
■ Meetings
■ Committees and Independence of Directors
■ Board of Directors Compensation
■ Corporate Governance
V. Security Ownership of FMC
■ Management Ownership
■ Other Security Ownership
VI. Executive Compensation
■ Summary Compensation Table
■ Option Grants in 2004
■ Aggregated Option Exercises in 2004 and Year-End Option Values
■ Long-Term Incentive—Performance-Based Cash Awards in 2004
■ Retirement Plans
■ Termination and Change of Control Arrangements
■ Report of the Compensation and Organization Committee on Executive Compensation
■ Stockholder Return Performance Presentation
VII. Other Matters
■ Section 16(a) Beneficial Ownership Reporting Compliance
■ Audit Committee Report
■ Electronic Delivery of Annual Meeting Materials
■ Householding Election
■ Expenses Relating to this Proxy Solicitation

I. Information About Voting

Solicitation of Proxies. The Board of Directors of FMC Corporation (“FMC”) is soliciting proxies for use at the 2005 Annual Meeting of FMC and any adjournments of that meeting. FMC first mailed this proxy statement, the accompanying form of proxy and the FMC Annual Report for 2004 on or about March 22, 2005.

Agenda Items. The agenda for the Annual Meeting is to:

1.	Elect three directors;

2.	Ratify the appointment of KPMG LLP as our independent registered public accountant for 2005; and

3.	Conduct other business properly brought before the meeting.

Who Can Vote. You can vote at the Annual Meeting if you are a holder of FMC’s common stock, par value of $0.10 per share (“Common Stock”), on the record date. The record date is the close of business on March 1, 2005. You will have one vote for each share of Common Stock. As of March 1, 2005, there were 37,184,246 shares of Common Stock outstanding and entitled to vote.

How to Vote. You may vote in one of four ways:

•	You can come to the Annual Meeting and cast your vote there;

•	You can vote by signing and returning the enclosed proxy card. If you do, the individuals named on the card will vote your shares in the way you indicate;

•	You can vote by Internet; or

•	You can vote by telephone.

If you hold your shares through a broker or bank and you wish to vote at the Annual Meeting, you must obtain a legal proxy from them authorizing you to vote at the Annual Meeting. We will be unable to accept a vote from you at the Annual Meeting without that authorization. If you are a registered stockholder and wish to vote at the Annual Meeting, no additional authorization will be required.

Use of Proxies. Unless you tell us on the proxy card to vote differently, we plan to vote signed and returned proxies FOR the Board nominees for director and FOR agenda item 2. We do not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the proxies according to their best judgment.

Abstentions or Lack of Instructions to Banks, Brokers, or Employee Benefit Plan Trustees.

Broker non-votes are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the Annual Meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine by the New York Stock Exchange. The election of directors and ratification of the appointment of the independent registered public accountant are considered routine matters.

If you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 21, 2005 how to vote your shares, or if you vote on some but not all matters that come before the Annual Meeting, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote your undirected shares in proportion to the votes received from other participants, and in the case of other employee plans, vote your shares in the trustee’s discretion, except to the extent that the plan or applicable law provides otherwise.

Revoking a Proxy. You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

•	Sending a written notice to the Corporate Secretary of FMC;

•	Delivering a properly executed, later-dated proxy;

•	Attending the Annual Meeting and voting in person, provided that you hold your shares directly or through a bank or broker; or

•	If your shares are held through an employee benefit plan, your revocation must be received by the trustee by April 21, 2005.

Quorum Requirement. We need a quorum of stockholders to hold a valid Annual Meeting. A quorum will be present if the holders of at least a majority of the outstanding Common Stock entitled to vote at the meeting either attend the Annual Meeting in person or are represented by proxy. Abstentions, broker non-votes and votes withheld are counted as present for the purpose of establishing a quorum.

Vote Required for Action. Directors are elected by a plurality vote of shares present in person or represented by proxy at the meeting. Other actions require the affirmative vote of the majority of shares present in person or represented by proxy at the meeting. Abstentions have the effect of a no vote on matters other than director elections, and broker non-votes have no effect on the vote for or against such matters.

II. The Proposals To Be Voted On

Election of Directors

FMC has three classes of directors, which are intended to be as nearly equal in size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The current term for Class I directors expires at the 2005 Annual Meeting; if re-elected, their next term will expire at the 2008 Annual Meeting.

Nominees for Director

The nominees for director this year are Edward J. Mooney, Enrique J. Sosa and Mark P. Frissora. Information about the nominees and the continuing directors is contained in the next section of this proxy statement entitled “Board of Directors.”

The Board of Directors expects that all of the nominees will be able and willing to serve as directors. If any nominee is not available, the proxies may be voted for another person nominated by the Board of Directors to fill the vacancy, or the size of the Board of Directors may be reduced.

The Board of Directors recommends a vote FOR the election of Edward J. Mooney, Enrique J. Sosa and Mark P. Frissora.

Ratification of Appointment of Independent Registered Public Accountant

The Audit Committee of the Board of Directors has approved KPMG LLP continuing to serve as FMC’s independent registered public accountant for 2005. For the years 2003 and 2004, KPMG’s fees were as follows:

	($000)
	2004	2003
• Audit Services (1)	2,573	1,140
• Audit Related Services (2)	162	117
• Tax Services (3)	398	250
• All Other Services (4)	517	180

• TOTAL	3,650	1,687

(1)	Fees for professional services performed by KPMG for the audit of the Company’s annual consolidated financial statements and review of financial statements included in the Company’s 10-Q filings, and other services that are normally provided in connection with statutory and regulatory filings or engagements. In 2004, audit fees also include fees for the audits of: (i) the effectiveness of internal control over financial reporting and (ii) management’s assessment of the effectiveness of internal control over financial reporting.

(2)	Fees for services performed by KPMG that are reasonably related to the performance of the audit or review of the Company’s financial statements. This includes employee benefit and compensation plan audits, and attestations by KPMG that are required by statute or regulation.

(3)	Fees for professional services performed by KPMG with respect to tax compliance, tax advice and tax planning. This includes preparation of original and amended tax returns for the Company and its consolidated subsidiaries, refund claims, payment planning, tax audit assistance, and tax work stemming from “Audit-Related” items.

(4)	Fees for other permissible work performed by KPMG that does not fall within the categories set forth above. This work consists solely of tax filing and planning for individual employees involved in the Company’s expatriate program.

Pre-Approval of Independent Registered Public Accountant Services In 2003, the Committee adopted a Pre-Approval Policy with respect to audit and non-audit services performed by its independent registered public accountant. The following is a summary of the Policy.

Prior to the commencement of services for a given year, the Audit Committee will grant pre-approvals of the subsequent year’s expected services and estimated fees, as presented by the independent registered public accountant. The independent registered public accountant will routinely update the Committee during the year in which the services are performed as to the actual services provided and related fees pursuant to the Pre-Approval Policy.

Unexpected services not captured under the Pre-Approval Policy, or where actual fees exceed pre-approved amounts, will require specific approval before the services may be rendered. Requests or applications to provide such services that require specific approval by the Audit Committee will be submitted to the Chairman of the Audit Committee by both the independent registered public accountant and the Company’s Chief Financial Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules regarding auditor independence. Authority to grant approval for such services has been delegated to the Chairman of the Audit Committee, subject to a $100,000 limit for each request, and provided that any such approval would then be reviewed by the full Committee at the next regularly scheduled meeting. Any such request exceeding that amount would require the approval of the full Audit Committee.

The Audit Committee has determined that the independence of KPMG LLP has not been adversely impacted as a result of the non-audit services performed by such accounting firm.

We expect a representative of KPMG LLP to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as FMC’s independent registered public accountant for 2005.

III. Board of Directors Nominees for Director Class I—Term Expiring in 2008

Edward J. Mooney Principal Occupation: Retired Chairman and Chief Executive Officer, Nalco Chemical Company Age: 63 Director Since: 1997

From March 2000 to March 2001, Mr. Mooney served as Délégué Général—North America, Suez Lyonnaise des Eaux. He was Chairman and Chief Executive Officer of Nalco Chemical Company from 1994 to 2000. He serves as a director of The Northern Trust Company, FMC Technologies, Inc., ArrMaz Custom Chemicals, Inc. and Cabot Microelectronics Corporation.

Enrique J. Sosa Principal Occupation: Former President BP Amoco Chemicals Age: 64 Director Since: 1999

Mr. Sosa was President of BP Amoco Chemicals from January 1, 1999 to April 1999. From 1995 to 1998, he was Executive Vice President of Amoco Corporation. Prior to joining Amoco, Mr. Sosa served as Senior Vice President of The Dow Chemical Company, President of Dow North America and a member of its Board of Directors. Mr. Sosa has previously served on the Board of Directors of Electronic Data Systems, Dow Corning Corporation and Destec Energy, Inc. He also served as a member of the Executive Committee of the American Plastics Council, a member of the Executive Committee of the American section of the Society of Chemical Industry, and a member of the American Chemical Council. Mr. Sosa is currently a director of DSM N.V. of the Netherlands, Pediatrix and Amtrak.

Mark P. Frissora

Principal Occupation: Chairman and Chief Executive Officer, Tenneco Automotive Inc., a global designer and manufacturer of ride and emissions control products and systems

Age: 49

Director Since: 2004

Mr. Frissora was elected Chairman and Chief Executive Officer of Tenneco Automotive Inc., a global designer and manufacturer of ride and emissions control products and systems, in March 2000 after serving as President and CEO. Previously, he served as Senior Vice President and General Manager of Tenneco Automotive’s worldwide original equipment business, having joined the company in 1996 as Vice President of North American emissions control operations. Prior to joining Tenneco Automotive, he held executive positions with Aeroquip-Vickers Corporation and Philips N.V. Previously, he was with General Electric Co. for 10 years. Mr. Frissora also serves on the Board of Directors of NCR Corporation.

Directors Continuing in Office

Class II—Term Expiring in 2006

Patricia A. Buffler Principal Occupation: Dean Emerita and Professor of Epidemiology, School of Public Health, University of California, Berkeley Age: 66 Director Since: 1994

Dr. Buffler served as Dean of the School of Public Health, University of California, Berkeley, from 1991 to 1998 and has been a Professor since 1991. She received her BSN from Catholic University of America in 1960, and a master’s degree in health administration and epidemiology and a Ph.D. in epidemiology from the University of California, Berkeley in 1965 and 1973, respectively. She has served as an advisor to the World Health Organization, the National Institutes of Health, the U.S. Public Health Service Centers for Disease Control and Prevention, the U.S. Environmental Protection Agency, the U.S. Department of Energy, the U.S. Department of Defense, and the National Research Council. She was elected as a Fellow of the American Association for the Advancement of Science in 1992 and served as an officer for the Medical Sciences section from 1994- 2000. She has served as President for the Society for Epidemiological Research (1986), the American College of Epidemiology (1992), and the International Society for Environmental Epidemiology (1992-1993). In 1994, she was elected to the Institute of Medicine, National Academy of Sciences.

G. Peter D’Aloia

Principal Occupation: Senior Vice President and Chief Financial Officer American Standard Companies, Inc., a diversified supplier of air conditioning systems and related services, plumbing products and vehicle control systems

Age: 60

Director Since: 2002

Mr. D’Aloia was elected Senior Vice President and Chief Financial Officer of American Standard Companies, Inc. effective February 1, 2000. Prior to that, he was employed by AlliedSignal Inc. (now known as Honeywell), a diversified industrial company, most recently serving as Vice President—Business Development. He spent 27 years with AlliedSignal Inc. in diverse management positions, including Vice President—Taxes, Vice President and Treasurer, Vice President and Controller, and Vice President and Chief Financial Officer for the Engineered Materials sector. He is a member of the Board of Directors of AirTran Airways.

C. Scott Greer Principal Occupation: Chairman, Chief Executive Officer and President Flowserve Corporation, a manufacturer of industrial flow management equipment Age: 54 Director Since: 2002

Mr. Greer was elected Chairman of Flowserve Corporation in April 2000 and has served as its Chief Executive Officer since January 2000. Mr. Greer joined Flowserve Corporation in 1999 as President and Chief Operating Officer. Prior to that, he was President of UT Automotive, a subsidiary of United Technologies Corporation, a supplier of automotive systems and components, from 1997 to 1999. He was President and a director of Echlin, Inc., an automotive parts supplier, from 1990 to 1997, and its Chief Operating Officer from 1994 to 1997. Mr. Greer serves on the Board of Directors of Washington Group.

Class III—Term Expiring in 2007

William F. Reilly Principal Occupation: Chairman and Chief Executive Officer of Aurelian Communications, LLC, a diversified media company Age: 66 Director Since: 1992

Mr. Reilly is currently the Chairman and Chief Executive Officer of Aurelian Communications, LLC. Mr. Reilly was the Founder of PRIMEDIA Inc., a diversified media company. He served as Chairman and Chief Executive Officer of the firm from 1990 to 1999. From 1980 to 1990, he was with Macmillan, Inc., where he served as President and Chief Operating Officer since 1981. Prior to that, he was with W.R. Grace beginning in 1964, serving as Assistant to the Chairman from 1969 to 1971 and serving successively from 1971 to 1980 as President and Chief Executive Officer of its Textile, Sporting Goods and Home Center Divisions. Mr. Reilly serves on the Board of Trustees of The University of Notre Dame and the Board of Directors of barnesandnoble.com, inc., and as a Trustee of WNET, the public television station serving the New York area.

James R. Thompson Principal Occupation: Chairman, Chairman of the Executive Committee and Partner Law Firm of Winston & Strawn, Chicago, Illinois Age: 68 Director Since: 1991

Governor Thompson was named Chairman of the Chicago law firm of Winston & Strawn in January 1993. He joined the firm in January 1991 as Chairman of the Executive Committee after serving four terms as Governor of the State of Illinois from 1977 until January 14, 1991. Prior to his terms as Governor, he served as U.S. Attorney for the Northern District of Illinois from 1971-1975. Governor Thompson served as the Chief of the Department of Law Enforcement and Public Protection in the Office of the Attorney General of Illinois, as an Associate Professor at Northwestern University School of Law, and as an Assistant State’s Attorney of Cook County. He is a former Chairman of the President’s Intelligence Oversight Board, a member of the National Commission on Terrorist Attacks Upon the United States, and the Abraham Lincoln Bicentennial Commission. He is a member of the Board of Directors of the Chicago Board of Trade, Navigant Consulting Group, Inc., Hollinger International, Inc, Maximus, Inc., and FMC Technologies, Inc. He also serves on the Board of the Lyric Opera of Chicago.

William G. Walter Principal Occupation: Chairman, Chief Executive Officer and President, FMC Corporation Age: 59 Director Since: 2000

Mr. Walter was elected Chairman, Chief Executive Officer and President of FMC in 2001. He had been Executive Vice President of FMC since 2000. Mr. Walter joined FMC in 1974 as a Business Planner in corporate headquarters. He became General Manager of FMC’s former Defense Systems International Division in 1986, Director of Commercial Operations of FMC’s Agricultural Chemicals Group in 1991, General Manager of FMC’s Alkali Chemicals Division in 1992 and Vice President and General Manager of FMC’s Specialty Chemicals Group in 1997. He is a member of the Board of Directors of the American Chemistry Council, the National Association of Manufacturers and International Paper Company.

IV. Information About the Board of Directors and Corporate Governance

Meetings

During 2004, the Board of Directors held six regular meetings. All incumbent directors attended at least 75% of the total number of meetings of the Board and all committees on which they served.

Committees and Independence of Directors

The Board of Directors has five standing committees: an Audit Committee, a Compensation and Organization Committee, a Nominating and Corporate Governance Committee, an Executive Committee, and a Public Policy Committee.

The Audit Committee, Compensation and Organization Committee, and Nominating and Corporate Governance Committee are all composed of non-employee directors each of whom has been determined by the Board to be independent, on the basis set forth below. There are no interlocking directorships, and none of the non-employee directors receives any consulting, legal or any other non-director fees from FMC, its subsidiaries or affiliates. With the exception of the Chief Executive Officer, no director is a current or former employee of FMC, its subsidiaries or affiliates.

The Board has affirmatively determined that none of the non-employee directors has any material relationship with FMC, its subsidiaries or affiliates other than as a director, and that they all qualify as independent. In order to be considered independent by the Board, a director must meet the requirements set forth in the Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) rules regarding independence, and further have no present or former employment by FMC, its subsidiaries or affiliates. The Board found that no non-employee director has any business, family or other relationship with FMC, its subsidiaries or affiliates other than as a director. Mr. Greer is an executive officer of a company that does business with FMC. However, the amount involved in the transactions between the two companies falls well below the monetary limitations for independence included in the foregoing standard and is not material to either FMC or the other company. On that basis, the Board has concluded that Mr. Greer also meets the independence standards applied by the Board.

Audit Committee

The Board of Directors has adopted a written charter that outlines the duties of the Audit Committee, including conducting an annual self-assessment. A copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

•	Review the effectiveness and adequacy of FMC’s financial organization and internal controls

•	Review the annual report, proxy statement and periodic SEC filings such as the Company’s reports on Form 10K and 10Q, including Management’s Discussion and Analysis, and ensure that FMC’s financial reports fairly represent its operations

•	Review the effectiveness, scope and performance of activities of the independent registered public accountant and the internal auditor function

•	Review significant changes in accounting policies

•	Select the independent registered public accountant and confirm its independence

•	Review potentially significant litigation

•	Review Federal income tax issues

•	Review FMC policies with respect to risk assessment and risk management

•	Review with management FMC’s earnings releases

•	Monitor FMC’s compliance with legal and regulatory requirements

•	Pre-approve audit and non-audit services provided by the independent registered public accountant.

Members: Mr. D’Aloia (Chair), Dr. Buffler, Mr. Frissora, Mr. Mooney and Mr. Sosa. The Board of Directors has determined that Mr. D’Aloia meets the SEC requirements for an “audit committee financial expert” and all members of the committee are “financially literate” as required by the NYSE. The Board has also determined that no committee member sits on the audit committee of more than three public companies.

Number of Meetings in 2004: 9

Compensation and Organization Committee

The Board of Directors has adopted a written charter that outlines the duties of the Compensation and Organization Committee, including conducting an annual self-assessment. A copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

•	Review and approve compensation policies and practices for senior executives

•	Establish the total compensation for the Chief Executive Officer

•	Review and approve material changes in FMC’s employee benefit plans

•	Approve Annual Management Incentive (Bonus) Plan awards and grants made under FMC’s Incentive Compensation and Stock Plan

•	Review significant organizational changes and management succession planning

•	Recommend to the Board of Directors candidates for officers of FMC

•	Evaluate the Chief Executive Officer and oversee evaluation of management performance

Members: Mr. Mooney (Chair), Mr. Greer, Mr. Reilly and Mr. Sosa.

Number of Meetings in 2004: 3

Nominating and Corporate Governance Committee

The Board of Directors has adopted a written charter that outlines the duties of the Nominating and Corporate Governance Committee, including conducting an annual self-assessment. A copy of the Charter is posted on the Company’s website, as described in the section below entitled “Corporate Governance Documents”. The principal duties of this Committee, among other things, include:

•	Review and recommend candidates for director

•	Recommend Board of Directors meeting formats and processes

•	Oversee corporate governance, including an annual review of governance principles

•	Review and approve director compensation policies

•	Oversee Board of Directors and Committee evaluation procedures

•	Determine director independence

Members: Mr. Greer (Chair), Mr. Reilly, and Mr. Thompson.

Number of Meetings in 2004: 3

Executive Committee

The Executive Committee acts in place of the Board of Directors when the full Board of Directors is not in session.

Members: Mr. Walter (Chair), Mr. Mooney and Mr. Reilly.

The Executive Committee did not meet during 2004.

Public Policy Committee

The Board of Directors has adopted a written charter that outlines the duties of the Public Policy Committee. The principal duties of this Committee, among other things, include:

•	Review FMC’s government and legislative programs and relations

•	Report to the Audit Committee on FMC’s legal compliance efforts

•	Assess FMC’s efforts to improve employee involvement in local plant communities

•	Review FMC’s public relations initiatives and its environmental, safety and process safety compliance

Members: Dr. Buffler (Chair), Mr. Sosa, Mr. Thompson and Mr. Walter.

Number of Meetings in 2004:1

Director Who Presides Over Executive Sessions

In accordance with FMC’s Statement of Governance Principles, Policies and Procedures, the non-employee members of the Board of Directors meet in regularly scheduled executive sessions without management. The Chair of the Compensation and Organization Committee, Mr. Mooney, presides over these sessions. See the section below entitled “Communicating with the Board” for procedures for communicating with Mr. Mooney.

Board of Directors Compensation

Compensation Plan The Company maintains the FMC Corporation Compensation Plan for Non-Employee Directors to provide for the compensation described below. Directors who are also employees of FMC do not receive any compensation for their service as directors.

Retainer and Fees Each director is paid an annual retainer of $40,000 or a prorata amount for any portion of a year served. At least $25,000 of the annual retainer is paid in retainer stock units, which are payable in Common Stock upon death or retirement from the Board of Directors. The remainder is paid in quarterly installments in cash, or, at their election, the director may be compensated in additional retainer stock units. Each director also receives $1,500 for each Board of Directors’ meeting and Board of Directors’ committee meeting attended, and each director is reimbursed for reasonable incidental expenses. Each director who chairs a Committee is paid an additional $7,000 per year except the Chairman of the Audit Committee, who is paid $9,000 per year. Audit Committee members also receive an additional $3,000 annual retainer.

Restricted Stock Units Each director was entitled to receive 2,133.982 units of restricted stock units in 2004. Mr. Frissora, who became a director on January 1, 2004, also received a prorata grant of 410.196 restricted stock units on that date. This prorata grant was compensation for service on the board during the final four months of the fiscal year of the Director’s Compensation Plan, which ended on April 30, 2004. These restricted stock units are payable in Common Stock once service from the Board has terminated.

Other Compensation No other remuneration is paid to directors for services as a director of FMC. Directors who are not FMC employees do not participate in FMC’s employee benefit plans. FMC supports the charitable donations of directors under its matching gifts plan that provides a dollar-for-dollar match of gifts up to $10,000 per year, to certain educational institutions and arts and cultural organizations.

Corporate Governance

Communicating with the Board Stockholders may communicate with the Board of Directors, the Chair of the Compensation and Organization Committee (who presides over executive sessions of the Board) or any individual member of the Board as follows: Communications must be in writing, sent care of the Corporate Secretary, FMC Corporation, 1735 Market Street, Philadelphia, Pennsylvania 19103. All communications with the Board, the Chair of the Compensation and Organization Committee or any individual director will be delivered as addressed.

Director Nomination Process The Nominating and Corporate Governance Committee and other members of the Board identify candidates for consideration by the Nominating and Corporate Governance Committee. An executive search firm may also be utilized to identify qualified candidates for consideration. The Nominating and Corporate Governance Committee evaluates candidates based on the qualifications for director described in its Charter. These qualifications include, among other things, integrity, business experience, stature in their field of endeavor, diversity of perspective, ability to reach thoughtful, independent and logical judgments on difficult and complex issues, and whether the candidate meets the independence standard described in the section above entitled “Director Independence”. The Nominating and Corporate Governance Committee then presents qualified candidates to the full Board of Directors for consideration and selection. The Nominating and Corporate Governance Committee will consider nominees for election to the Board that are recommended by stockholders, applying the same criteria for candidates as discussed above, provided that a description of the nominees’ qualifications for the directorship, experience and background, a written consent by a nominee to act as such, and other information specified in the By-Laws, accompany the stockholder’s recommendation. In accordance with FMC’s By-Laws, any stockholder nominations for election as directors at the 2006 Annual Meeting must be delivered to FMC at the address set forth below, not later than January 26, 2006. All nominations must be sent to the Nominating and Corporate Governance Committee, care of the Corporate Secretary, FMC Corporation, 1735 Market Street, Philadelphia, Pennsylvania 19103.

Attendance at Annual Meetings The Company expects all of its directors to attend the Annual Meeting of Stockholders. All directors attended the 2004 Annual Meeting, except for Mr. Thompson, who was involved in activities relating to the hearings of the National Commission on Terrorist Attacks Upon the United States, of which he is a member.

Stockholder Proposals for the 2006 Annual Meeting Stockholders may make proposals to be considered at the 2006 Annual Meeting. In order to make a proposal for consideration at the 2006 Annual Meeting, a stockholder must deliver notice to FMC at the address set forth below, containing certain information specified in the By-Laws, not less than 60 or more than 90 days before the date of the meeting. However, if FMC provides less than 70 days’ notice of public disclosure of the date of the 2006 Annual Meeting, then a stockholder may make a proposal at that meeting if FMC receives the required notice and additional required information from the stockholder within 10 days of FMC’s notice or public disclosure of the date of the Annual Meeting.

In addition to being able to present proposals for consideration at the 2006 Annual Meeting, stockholders may also be able to have their proposals included in the company’s proxy statement and form of proxy for the 2006 Annual Meeting. In order to have a stockholder proposal included in the proxy statement and form of proxy, the proposal must be delivered to FMC at the address set forth below not later than November 22, 2005, and the stockholder must otherwise comply with applicable Securities and Exchange Commission requirements. If the stockholder complies with these requirements for inclusion of a proposal in the company’s proxy statement and form of proxy, the stockholder need not comply with the notice requirements described in the preceding paragraph.

A copy of FMC’s By-Laws may be obtained by writing to the Corporate Secretary, and all notices referred to above must be sent to the Corporate Secretary, FMC Corporation, 1735 Market Street, Philadelphia, Pennsylvania 19103.

Corporate Governance Documents FMC’s public website is located at www.fmc.com. The following corporate governance documents are posted on the website:

Audit Committee Charter

Compensation and Organization Committee Charter

FMC Statement of Governance Principles, Policies and Procedures (which includes both the Nominating and Corporate Governance Committee Charter and the Company’s Corporate Governance Principles)

The above documents are available in print upon request. Please direct your request for a copy of any document to Investor Relations Department, FMC Corporation, 1735 Market Street, Philadelphia, Pennsylvania 19103.

Code of Ethics and Business Conduct Policy FMC has a Code of Ethics and Business Conduct Policy that applies to all directors, officers (including its Chief Executive Officer, Chief Financial Officer and Controller) and employees. It is posted on the Company website whose address is set forth in the preceding section and is available in print by writing to the Investor Relations Department at the address provided in the preceding section. FMC intends to post any amendments to, or waivers from, the Policy required to be disclosed by either SEC or NYSE regulations on its website.

V. Security Ownership of FMC

Management Ownership

The following table shows, as of December 31, 2004, the number of shares of Common Stock beneficially owned by each current director, the executive officers named in the Summary Compensation Table and all current directors and executive officers as a group. With the exception of Mr. Walter, each director and each executive officer named in the Summary Compensation Table beneficially owns less than one percent of the Common Stock.

Name	Beneficial Ownership on December 31, 2004 FMC Common Stock	Percent of Class
Patricia A. Buffler (1)	14,548	*
Theodore H. Butz (2)	74,025	*
G. Peter D’Aloia (1)	6,119	*
W. Kim Foster (2)	204,383	*
Mark P. Frissora (1)	1,238	*
C. Scott Greer (1)	4,776	*
Edward J. Mooney (1)	18,176	*
William F. Reilly (1)	27,675	*
Enrique Sosa (1)	12,114	*
Milton Steele (2)	135,502	*
James R. Thompson (1)	14,808	*
William G. Walter (2)	511,029	1.4
D. Michael Wilson (2)	72,338	*
All current directors and executive officers as a group—16 persons (1)(2)	1,238,928	3.3

*	Less than one percent of class

(1)

Includes shares subject to options granted, vested restricted stock units and retainer stock units credited to individual accounts of non-employee directors under the FMC Corporation Compensation Plan for Non-Employee Directors and predecessor plans (See “Compensation Plan,” on page 13 of this proxy statement). The number of units credited to directors under those plans included in the table above were as follows: Dr. Buffler, 14,548; Mr. D’Aloia, 6,119; Mr. Frissora, 1,238; Mr. Greer, 4,776; Mr. Mooney, 17,676; Mr. Reilly, 15,384; Mr. Sosa, 12,114; and Mr. Thompson, 14,808. Directors have no power to vote or dispose of shares representing such units until they are distributed after the director retires from the Board of Directors and, until such distribution, directors have only an unsecured claim against FMC.

(2)	Shares “beneficially owned” include: (i) shares owned by the individual; (ii) shares held by the FMC Corporation Savings and Investment Plan (“Savings Plan”) for the account of the individual as of December 31, 2004; (iii) restricted stock shares; and (iv) shares subject to options that are exercisable within 60 days of December 31, 2004. Item (iv) includes 431,190 shares for Mr. Walter; 157,475 shares for Mr. Foster; 79,125 shares for Mr. Steele; 55,437 shares for Mr. Butz; and 49,496 shares for Mr. Wilson; and 873,097 shares for all current executive officers as a group.

Other Security Ownership

FMC knows that the persons listed below beneficially own more than five percent of FMC’s Common Stock as of December 31, 2004:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
FMC Corporation Savings and Investment Trust c/o Fidelity Management Trust Company 82 Devonshire Street Boston, MA 02109	2,548,503 shares held in trust for participants in the employee 401(k) plan (1)	6.9%

FMR Corp 82 Devonshire Street Boston, MA 02109	5,529,150 shares (2)	14.9%

LSV Asset Management 1 N. Wacker Drive, Suite 4000 Chicago, IL 60606	1,923,990 shares (2)	5.2%

(1)	These shares are held in trust for the beneficial owners (the participants in FMC Corporation Savings and Investment Plan) and shall be voted by the trustee in proportion to the votes received by participants, if the beneficial owners do not exercise their right to direct such vote. In response to a tender or exchange offer, the trustee may tender or sell shares only in accordance with the written instructions of the participants.

(2)	The number of shares of stock beneficially owned was determined by a review of Schedules 13G, as amended, filed with the Securities and Exchange Commission.

VI. Executive Compensation

The following tables, charts and narrative show all compensation awarded, paid to or earned in 2004 by the Chief Executive Officer and each of the four other most highly compensated executive officers.

Summary Compensation Table

Name and Principal Position (A)	Year (B)					Long-Term Compensation		All Other Compensation (2) $ (H)
		Annual Compensation				Awards
		Salary $ (C)	Bonus $ (D)	Other Annual Compensation $ (E)		Restricted Stock Award (1) $ (F)	Securities Underlying Options/ SARs # (G)
WILLIAM G. WALTER Chairman, President and Chief Executive Officer	2004 2003 2002	790,833 735,833 683,333	1,136,431 927,150 492,000	—		706,629 462,750 0	35,476 123,290 154,110	90,981 69,363 56,867

W. KIM FOSTER Senior Vice President and Chief Financial Officer	2004 2003 2002	447,455 431,534 413,211	450,587 367,883 216,358	—		185,803 277,650 0	9,328 30,350 37,940	45,746 15,595 15,290

MILTON STEELE Vice President, General Manager Agricultural Products Group	2004 2003 2002	348,578 327,346 312,999	426,390 373,626 177,659	—		157,682 0 367,745	7,916 24,230 26,980	40,457 27,307 26,445

THEODORE H. BUTZ Vice President, General Manager Specialty Chemicals Group	2004 2003 2002	331,802 294,379 (3)	181,546 164,661	—		157,682 185,100	7,916 13,570	23,704 12,037

D. MICHAEL WILSON Vice President, General Manager Industrial Chemicals Group	2004 2003 2002	331,802 276,871 (3)	239,363 282,783	55,331 70,334	(4)	157,682 0	7,916 12,650	17,556 34,155

(1)	The amount stated in this column is the value of the award as of the date of grant, February 26, 2004. As of December 31, 2004, the five officers listed in the table held FMC restricted shares with a value based on the closing market price per share of FMC Common Stock on December 31, 2004, the last trading day of the year, as follows: Mr. Walter, 43,620 shares at $2,106,846; Mr. Foster, 19,896 shares at $960,977; Mr. Steele, 13,655 shares at $659,537; Mr. Butz, 14,155 shares at $683,687; and Mr. Wilson, 11,155 shares at $538,787. The holders of these restricted shares are entitled to receive additional payments for additional shares of restricted stock equal to the value of any dividends paid by FMC on its Common Stock.

(2)	These amounts include the following: for Mr. Walter, $80,460 for annual FMC matching contributions to the FMC Corporation Savings and Investment Plan and the FMC Corporation Non-Qualified Savings and Investment Plan (“matching contributions”), and $10,521 for life insurance; for Mr. Foster, $40,766 for matching contributions and $4,980 for life insurance; for Mr. Steele, $38,330 for matching contributions and $2,127 for life insurance; for Mr. Butz, $22,823 for matching contributions and $881 for life insurance; and for Mr. Wilson, $16,648 for matching contributions and $908 for life insurance.

(3)	Messrs. Butz and Wilson became executive officers in 2003

(4)	$54,233 of this amount relates to reimbursement for relocation expenses including an associated tax gross-up.

Option Grants in 2004

The table below shows information on grants of FMC stock options in 2004 made to the officers named in the Summary Compensation Table. FMC did not grant stock appreciation rights during 2004.

Name (A)	Number of Securities Underlying Options Granted in 2004 # (B)	Percent of Total Options Granted to Employees in 2004 (C)	Exercise or Base Price $/Sh (D)	Expiration Date (E)	Grant Date Present Value $ (F)
William G. Walter	35,476	14.5	37.95	2/26/2014	447,352
W. Kim Foster	9,328	3.8	37.95	2/26/2014	117,626
Milton Steele	7,916	3.2	37.95	2/26/2014	99,821
Theodore H. Butz	7,916	3.2	37.95	2/26/2014	99,821
D. Michael Wilson	7,916	3.2	37.95	2/26/2014	99,821

The Black-Scholes option-pricing model was used to value these options as of the date granted, February 26, 2004. The model assumed: an exercise price of $37.95 per share, equal to the fair market value of FMC Common Stock on the date of grant; an average option life of 5 years; an interest rate of 2.87% that represents the interest rate on a U.S. Treasury security on the date of grant with a maturity date corresponding to that of the option term; an assumed annual volatility of underlying stock of 31.96%; and no dividends being paid. FMC made no assumptions regarding restrictions on vesting or the likelihood of vesting.

The ultimate values of the options will depend on the future market price of FMC’s Common Stock (as applicable), which cannot be forecast with reasonable accuracy. The actual value, if any, an option holder will realize when exercising an option will depend on the excess of the market value of FMC’s Common Stock over the exercise price on the date the option is exercised.

Aggregated Option Exercises in 2004 and Year-End Option Values

Shown below is information with respect to options to purchase FMC’s Common Stock exercised in 2004 by the officers named in the Summary Compensation Table and the value of FMC unexercised options held by them at December 31, 2004.

Name (A)	Shares Acquired On Exercise (#) (B)	Value Realized ($) (C)	Number of Securities Underlying Unexercised Options/SARs at 12/31/2004 Exercisable/Unexercisable (#) (D)	Value of Unexercised In-the Money Options at 12/31/2004 Exercisable/Unexercisable ($) (E)
William G. Walter	14,870	379,135	277,080/312,876	3,834,064/6,574,176
W. Kim Foster	8,960	243,093	119,535/77,618	2,047,069/1,624,552
Milton Steele	0	0	52,145/59,126	712,172/1,254,493
Theodore H. Butz	9,151	145,419	36,777/40,146	439,594/789,387
D. Michael Wilson	0	0	32,086/37,976	278,631/741,640

Long-Term Incentive–Performance-Based Cash Awards In 2004

The following table shows target long-term incentive performance-based cash award opportunities granted to the officers named in the Summary Compensation Table. These awards were granted under the FMC Corporation Incentive Compensation and Stock Plan and cover the performance period from 2004-2006.

			Estimated Future Payouts Under Non-Stock Price Based Plans
Name	Number of Shares, Units or Other Rights (1)	Performance Period Until Maturation or Payout	Threshold ($)(1)	Target ($)(1)	Maximum ($) (1)
William G. Walter	651,700	2004-2006	0	651,700	651,700
W. Kim Foster	171,400	2004-2006	0	171,400	171,400
Milton Steele	145,400	2004-2006	0	145,400	145,400
Theodore H. Butz	145,400	2004-2006	0	145,400	145,400
D. Michael Wilson	145,400	2004-2006	0	145,400	145,400

1.	These performance-based cash awards are payable upon achievement by FMC, by December 31, 2006, of a specified level of long-term net debt reduction from the level in effect at December 31, 2002. If long-term net debt declines by the threshold level of $225 million or less, no awards will be payable. If long-term net debt declines by $250 million, then one-half of the maximum awards will be payable. If long-term net debt declines by the target level of $300 million or more, the maximum awards will be payable. Achievement of net debt reduction between the foregoing specified levels will result in a payment of a pro-rated portion of the awards. If the specified levels of net debt reduction are achieved by December 31, 2006, the awards will be paid in February 2007. FMC may, but is not required to, pay out all or a portion of the awards earlier than February 2007 to the extent that the specified levels of net debt reduction are achieved earlier than December 31, 2006.

Retirement Plans

The following table shows the estimated annual retirement benefits under FMC’s pension plan (and its supplements) for eligible salaried employees (including officers) payable upon retirement at age 65 (normal retirement age) assuming retirement as of January 1, 2005 at various levels of compensation and years of service. Payment of benefits shown is contingent on the continuation of the present plan (and its supplements) until the employee retires.

Pension Plan Table

	Estimated Annual Retirement Benefits for Years of Service Indicated
Final Average Earnings	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 150,000	$30,098	$40,130	$50,163	$60,196	$70,228	$81,478
$ 250,000	$52,598	$70,130	$87,663	$105,196	$122,728	$141,478
$ 350,000	$75,098	$100,130	$125,163	$150,196	$175,228	$201,478
$ 450,000	$97,598	$130,130	$162,663	$195,196	$227,728	$261,478
$ 550,000	$120,098	$160,130	$200,163	$240,196	$280,228	$321,478
$ 650,000	$142,598	$190,130	$237,663	$285,196	$332,728	$381,478
$ 900,000	$198,848	$265,130	$331,413	$397,696	$463,978	$531,478
$1,150,000	$255,098	$340,130	$425,163	$510,196	$595,228	$681,478
$1,300,000	$288,848	$385,130	$481,413	$577,696	$673,978	$771,478
$1,450,000	$322,598	$430,130	$537,663	$645,196	$752,728	$861,478
$1,650,000	$367,598	$490,130	$612,663	$735,196	$857,728	$981,478

1.	“Final Average Earnings” in the table means the average of covered compensation for the highest 60 consecutive calendar months out of the 120 calendar months immediately before retirement. Covered compensation includes amounts appearing in Columns (C) and (D) of the Summary Compensation Table on page 18.

2.	At December 31, 2004, Messrs. Walter, Foster, Steele, Butz and Wilson had, respectively, 30, 26, 27, 13 and 7 years of credited service under the pension plan (and its supplements).

3.	Applicable benefits for employees whose years of service and earnings differ from those shown in the table are equal to (A + B) times C where: (A) equals 1% of allowable Social Security covered compensation ($48,696 for a participant retiring at age 65 as of January 1, 2005) times years of credited service (up to a maximum of 35 years) plus 1.5% of the difference between Final Average Earnings and allowable Social Security compensation times years of credited service (up to a maximum of 35 years); (B) equals 1.5% of Final Average Earnings times years of credited service in excess of 35 years; and (C) equals the ratio of credited service at termination to credited service projected to age 65.

4.	The amounts shown are calculated on the basis of a single-life annuity and will not be reduced by Social Security benefits or other offsets. As the Code limits the annual benefits that may be paid from a tax-qualified retirement plan, FMC has adopted permitted supplemental arrangements to maintain total benefits during retirement at the levels shown in the table.

Termination and Change of Control Arrangements

Plan and Participants. FMC maintains an Executive Severance Plan that includes approximately 20 executives and senior managers, including the individuals listed in the Summary Compensation Table.

Benefits. If a change in control (as described below) of FMC occurs and if, within two years of that change of control, a participant’s employment is terminated without cause or a participant voluntarily terminates his or her employment because his or her duties, location, salary, compensation or benefits are substantially changed or reduced, then the participant is entitled to benefits from FMC. In general, those benefits include: (i) a lump sum payment of three, two or one times salary (depending on position) and their highest target management incentive award; (ii) immediate vesting of long-term incentive awards, restricted stock, stock options and performance-based cash; (iii) continuation of medical and other benefits for up to three years; and (iv) distribution of accrued benefits for all retirement plans, and 401(k) plan, and nonqualified plan, benefits. FMC will compensate the participant for any excise tax liability as a result of payments under the plan. The Chairman, Chief Executive Officer and President can also receive these benefits if he voluntarily terminates his employment with FMC in the thirteenth month after a change in control of FMC. Under the executive severance agreements for Messrs. Walter, Foster, Steele, Butz and Wilson, each would receive a lump sum payment of three times his salary and highest target management incentive award.

Change in Control. In general, the following transactions are considered as changes in control under the plan: (a) a third party’s acquisition of 20 percent or more of FMC’s Common Stock; (b) a change in the majority of the Board of Directors; (c) completing certain reorganization, merger or consolidation transactions or a sale of all or substantially all of FMC’s assets; or (d) the complete liquidation or dissolution of FMC.

Report of the Compensation and Organization Committee on Executive Compensation

The Report of the Compensation and Organization Committee on Executive Compensation that follows shall not be deemed to be incorporated by reference into any filing made by FMC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent FMC incorporates such Report by specific reference.

Goals. FMC’s executive compensation program is designed to align total compensation with stockholder interests. The program is intended to:

•	Incent executives to achieve improvements in stockholder value and reward them for using sound business practices to achieve desired financial results

•	Balance variable pay components so that both short and longer-term operating and strategic objectives are recognized

•	Require the achievement of objectives within a “high-performance” environment to be financially rewarded

•	Attract, motivate and retain executive talent necessary for the long-term success of FMC

The program consists of three different compensation components: base salary; variable cash incentive awards (annual bonuses); and long-term incentive awards (stock options, restricted stock and performance-based cash).

Base salary. FMC uses external surveys to set competitive compensation levels (salary ranges) for its executives. In order to obtain the most comprehensive survey data for review, the group of companies in the surveys is broader than the S&P Midcap 400 Index and includes companies comparable to those in the S&P 400 Chemicals Index and the S&P 400 Diversified Chemicals Index. However, companies in all of these Indices, which are included in the stock performance graph on page 26, are well represented in the surveys.

Salary ranges for FMC executives are established based on similar positions in other companies of comparable size and complexity. Generally, FMC sets its competitive salary midpoint for an executive officer at the median level compared with the companies surveyed. Performance levels within the ranges are delineated to recognize different levels of performance ranging from “needs improvement” to “exceptional”. As a result, although nominally targeted to fall at or near the 50th percentile of such comparable organizations, compensation may fall anywhere within the salary range based on performance.

Starting placement in a salary range is a function of an employee’s skills, experience, expertise and expected job performance. Each year performance is evaluated against mutually agreed upon objectives and performance standards that may, in part, be subjective; a performance rating is established; and a salary increase may be granted. Performance factors used may include timely responses to downturns in major markets, setting strategic direction, making key management changes, divesting businesses and acquiring new businesses, continuing to improve operating efficiency, and developing people and management capabilities. The relative importance of each of these factors varies based on the strategic thrust and operating requirements of each of the businesses.

Annual Management Incentive (Bonus) Plan. The Annual Management Incentive Plan (“Bonus Plan”) provides for annual cash incentives for achievement of both individual performance targets and business performance targets based on performance goals, which for 2004 included net income from continuing operations and reduction in net debt. The Committee oversees Bonus Plan objectives and design as well as the setting of performance targets and approval of Bonus Plan results. Participation in the Bonus Plan is based on opportunity to influence performance at FMC, position level, competitive practice for similar positions, performance and potential. Achieving high standards of business and individual performance are financially rewarded, and significant compensation is at risk if these high standards are not met. Participants in the Bonus Plan have annual incentive targets that range from 25 percent to 75 percent of base salary.

Business performance incentives range from 30 percent to 70 percent of the total target incentive, while actual payments for business performance can range from zero to two times target. In 2004, a special performance incentive measure was tied to the successful achievement of compliance with Section 404 of the Sarbanes-Oxley Act. The performance measure represented 30 percent of the annual incentive target.

The annual performance incentive (the “API”) is the individual performance target, and generally comprises 30 to 70 percent of the total target incentive. It is awarded based on achieving annual objectives set for the individual’s most important business responsibilities. The API can be less quantitative than the business performance incentive. This varies by business and can be rewarded in a range from zero to two times the target percentage.

Long-Term Incentive Awards. These awards are granted under the FMC Corporation Incentive Compensation and Stock Plan (“Plan”). The Plan is designed to closely link the executives’ long-term financial rewards with increases in stockholder value. The Plan gives the Committee broad discretion to select the appropriate types of rewards. Awards under the Plan in 2004 consisted of nonqualified stock options, restricted stock and a component of performance-based cash. The stock options have a vesting period as determined by the Committee, normally about three years. Stock options have a term of 10 years and unvested options generally expire upon termination of employment, unless such termination is a result of death, disability or retirement on or after age 62, or not for cause, in which case the option may be exercised for periods beyond termination of employment, but not beyond the term of the option. The exercise price of options is the fair market value of Common Stock on the date of the grant. The restricted stock has a vesting period as determined by the Committee, normally three or four years. To determine the number of options and/or shares of restricted stock to be granted to an executive, the company establishes award levels based on a prevalence of market data as provided by an independent compensation consultant. For 2004, the performance-based cash component was tied to a measure related to reduction of net debt of $300 million dollars over a three-year period ending in December 2006.

Chief Executive Officer’s Compensation. In February 2004, the Compensation Committee approved a base pay increase for Mr. Walter of 7.4%. This increase reflected Mr. Walter’s performance during the prior year in which he met or exceeded his major responsibility areas as defined by the Committee. Mr. Walter’s base pay is within the salary range for his position among peer group companies, and has been validated by an independent compensation consultant.

In addition to his base pay increase, in February 2004 Mr. Walter received payment under the Bonus Plan for his performance against a set of broad objectives. Mr. Walter’s 2004 objectives focused on improving operating and financial performance, corporate governance, organizational and people development issues, corporate and business unit strategy development, occupational and process safety performance, and security. Mr. Walter’s bonus for 2004 is shown in Column D of the Summary Compensation Table.

Mr. Walter also received a long-term incentive award under the FMC Corporation Incentive Compensation and Stock Plan. Mr. Walter’s 2004 restricted stock and stock option grants are shown in Columns F and G, respectively, of the Summary Compensation Table. The performance-based cash component of this award is shown on page 20 in the section headed “Long-Term Incentive—Performance-Based Cash Awards in 2004”. This award is consistent with prevailing market data for the CEO position as validated by an independent compensation consultant.

Section 162(m) Deductibility. The Committee is advised that the Plan meets the requirements for deductibility under Section 162(m) of the Code. However, not all grants that may be made under the Plan or that have been made under the Plan meet all requirements for deductibility under Section 162(m) of the Code. However, unless the amounts involved become material, the Committee believes that it is more important to preserve its flexibility under the Plan to craft appropriate incentive awards than to meet every requirement for deductibility with respect to every grant. The Committee continues to believe that this is not a currently significant issue and will continue to monitor the issue prospectively.

Stock Ownership Policy. FMC has established guidelines setting expectations for the ownership of FMC stock by executive officers. The guidelines for stock retention are based on a multiple of one to four times the employee’s base pay midpoint. All current FMC executive officers named in this proxy statement are in compliance with the stock ownership guidelines.

The preceding report has been furnished by the following members of the Compensation and Organization Committee:

Edward J. Mooney, Chairman C. Scott Greer William F. Reilly Enrique J. Sosa

Stockholder Return Performance Presentation

The graph that follows shall not be deemed to be incorporated by reference into any filing made by FMC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent FMC incorporates such graph by specific reference.

The following Stockholder Return Performance Graph compares the five-year cumulative return on FMC’s Common Stock for the period from January 1, 2000 to December 31, 2004, with the S&P Midcap 400 Index, the S&P 400 Chemicals Index and the S&P 400 Diversified Chemicals Index. The S&P 400 Chemicals Index was added this year because it contains a significantly larger group of peer companies than the S&P 400 Diversified Chemicals Index and therefore presents a more comparative frame of reference for the investor. Commencing in 2006, the S&P 400 Diversified Chemicals Index will not be included in the performance graph.

The comparison assumes $100 was invested on December 31, 1999 in the Company’s Common Stock and in each of the Indices and assumes reinvestment of the dollar value of FMC’s distribution of FMC Technologies stock on December 31, 2001. For the purposes of this graph, the FMC Technologies dividend is treated as a non-taxable cash dividend that would have been reinvested in additional FMC shares on January 2, 2002.

VII. Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

Based on a review of forms filed and information provided by officers and directors to FMC, FMC believes that all Securities Exchange Act of 1934 Section 16(a) requirements were fully met with the exception of one late report for each of the non-employee directors with regard to a grant of restricted stock and retainer stock units. The brief delay was the result of administrative error and was not caused by the directors.

Audit Committee Report

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by FMC under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent FMC incorporates such Report by specific reference.

During the past year, the Audit Committee met nine times, including telephonic meetings, to discuss quarterly results and other matters. In carrying out its duties, the Committee has:

•	Reviewed and discussed the audited consolidated financial statements with management and KPMG, the company’s independent registered public accountant;

•	Discussed with KPMG the matters required to be discussed by the Statement on Auditing Standards No. 61, “Communications with Audit Committees”, as amended;

•	Discussed various matters with KPMG related to the Company’s consolidated financial statements, including all critical accounting policies and practices used, all alternative treatments for material items that have been discussed with Company management, and all other material written communications between KPMG and management.

•	Received the written disclosures and the letter from KPMG as required by Independence Standards Board Standard No. 1, and has confirmed with KPMG its independence.

In reliance upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in FMC’s Annual Report on Form 10-K for the year ended December 31, 2004.

The preceding report has been furnished by the following members of the Audit Committee:

G. Peter D’Aloia, Chairman

Patricia A. Buffler

Mark P. Frissora

Edward J. Mooney

Enrique J. Sosa

Electronic Delivery of Annual Meeting Materials

This proxy statement, FMC’s Annual Report and Form 10-K are available on FMC’s website at www.fmc.com. If you currently receive shareholder communications by mail, you can save FMC postage and printing expense by consenting to access these and other documents in the future over the Internet. If you vote your shares for the Annual Meeting by Internet, you will be offered the opportunity to enroll in our electronic delivery program. If you choose to enroll, you will receive notice next year when proxy materials or other documents distributed to shareholders are available, with instructions on how to view them and, if applicable, how to submit voting instructions. Your enrollment in FMC’s electronic delivery program will remain in effect until you revoke it. Please be aware that if you choose electronic delivery, you may incur costs, such as telephone and Internet access charges, for which you will be responsible.

Management encourages you to participate in this opportunity and the householding program described below.

Householding Election

Securities and Exchange Commission rules allow multiple stockholders residing at the same address, the convenience of receiving a single copy of proxy statements, annual reports and other stockholder information at such address if they consent to do so. This is known as “Householding.” It will provide greater convenience for stockholders and reduce costs for the Company, as well as reduce the number of duplicate documents that you receive.

By checking the “Yes” or “For” box in the Householding Election section of your proxy card or voting instruction form, you are consenting to the mailing of a single copy of proxy statements, annual reports and other stockholder information to the account address. The same result will apply if you abstain from voting on the Householding Election. If you are enrolled in our Householding program, a separate proxy card for each registered stockholder account will continue to be mailed. Your consent will be perpetual unless you revoke it, which you may do at any time. To change or revoke your consent, contact FMC’s agent, ADP Investor Communications Services, by calling (toll free) (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717. If you revoke your consent, you will begin receiving individual copies of future mailings within 30 days after receipt of your revocation notice. Even if you are enrolled in the Householding program, you may always obtain a separate copy of proxy materials, annual reports and other stockholder information for any additional stockholder residing at an address to which only one copy was mailed, by contacting the Investor Relations Department, FMC Corporation, 1735 Market Street, Philadelphia, Pennsylvania 19103.

Please note that if you do not indicate your objection to Householding by checking “No” in the appropriate box on your proxy card or “Against” on the voting instruction form, you will be considered to have consented to Householding and it will start 60 days after the date of this proxy statement.

Expenses Relating to this Proxy Solicitation

FMC will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, FMC officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. FMC also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of FMC stock and obtaining the proxies of those owners. FMC has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies. FMC will pay the cost of such assistance, which is estimated to be $6,500 plus reimbursement for out-of-pocket fees and expenses.

Andrea E. Utecht Vice President, General Counsel and Secretary

FMC Corporation 1735 Market Street Philadelphia, PA 19103	Notice of Annual Meeting of Stockholders April 26, 2005 and Proxy Statement

FMC Corporation

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign, and date your proxy card and return it in the enclosed postage-paid envelope.

Do not return this proxy card if you vote by Internet or telephone.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	FMC001	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FMC CORPORATION

The Board of Directors recommends a vote FOR the listed nominees.

1. Election of three Directors to serve in Class I for a term expiring in 2008 as set forth in the Proxy Statement - Nominees:	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

01) Edward J. Mooney	☐	☐	☐	______________________________
02) Enrique J. Sosa 03) Mark P. Frissora

The Board of Directors recommends a vote FOR the following proposal:	For	Against	Abstain

2. Ratification of the Appointment of Independent Registered Public Accountant.	☐	☐	☐

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Please sign exactly as your name appears hereon, if the stock is registered in the names of two or more persons each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If the signer is a corporation, please give full corporate name and have a duly authorized officer sign stating such officer’s title. If the signer is a partnership, please sign the partnership name by an authorized person.

For address changes, please check this box and write them on the back where indicated	☐

HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	Yes	No
	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

PROXY

FMC CORPORATION

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned hereby appoints William G. Walter, W. Kim Foster and Andrea E. Utecht, and each of them, proxy for the undersigned, with full power of substitution, to vote in the manner indicated on the reverse side of this proxy, and with discretionary authority as to any other matters that may properly come before the meeting, all shares of common stock of FMC Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of FMC Corporation to be held at 2:00 P.M., Tuesday, April 26, 2005, at the Top of the Tower, 50th Floor, 1717 Arch Street, Philadelphia, Pennsylvania or any adjournments or postponements thereof.

If shares of FMC Corporation common stock are held for the account of the undersigned under any employee plan that grants to the undersigned the right to direct the voting of such shares (each such plan being referred to as a “Plan”), then the undersigned hereby directs the trustee of each Plan to vote all shares of FMC Corporation common stock in the undersigned’s account under such Plan at the Annual Meeting, or any adjournments or postponements thereof, in the manner indicated on the reverse side of this proxy, and in the discretion of the trustee as to any other matter that may properly come before the Annual Meeting.

NOT VALID UNLESS DATED AND SIGNED ON REVERSE SIDE

This proxy, when properly executed, will be voted in the manner directed herein by the stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 (or, if you are entitled to vote shares held under an employee benefit plan and you either do not direct the trustee by April 21, 2005 how to vote these shares, or if you vote on some but not all matters that come before the Annual Meeting, the trustee will, in the case of shares held in the FMC Corporation Savings and Investment Plan, vote these undirected shares in proportion to the votes received from other participants, and in the case of other employee plans, vote these shares in the trustee’s discretion, except to the extent that the plan or applicable law provides otherwise.)

Address Change:

(If you noted any Address Change above, please mark the corresponding box on the reverse side.)